Exhibit 10.1

SALES AND PURCHASE AGREEMENT

THIS AGREEMENT is made this 2nd day of August in the year 2012

Between

CMY ASSETS SDN BHD (formerly known as WATERFRONT ASSETS SDN BHD) (Company No. 224670-U), a company incorporated in Malaysia and having its address at 79, Jalan Bangkung, Bukit Bandaraya, 59100 Kuala Lumpur (hereinafter called the “Vendor”) of the one part

And

PGCG ASSETS HOLDINGS SDN BHD (Company No. 983271-U), a company incorporated in Malaysia and having its address at No. 11-2, Jalan 26/70A, Desa Hartamas, 50480 Kuala Lumpur (hereinafter called the “Purchaser”) of the other part.

WHEREAS: -

A.	Property: The Vendor is the registered and beneficial proprietor of all that piece of land held under Geran 10010, Lot 238 Section 43, Town and District of Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur (hereinafter called the “Individual Title”) measuring in area of approximately 2,138 square metres together with a fifteen (15) storey commercial office building and an annexe two storey podium block with a basement level car park and bearing a postal address known as Menara CMY, No. 160, Jalan Ampang, 50450 Kuala Lumpur (hereinafter collectively called the “Property”).

B.	Charge: The Property is at present subject to a charge vide Presentation No. 5759/2006 (hereinafter called the “Charge”) registered in favour of ALLIANCE ISLAMIC BANK MALAYSIA BERHAD (Company No. 88103-W) of 3rd Floor, Menara Multi-Purpose, Capital Square, No. 8, Jalan Munshi Abdullah, 50100 Kuala Lumpur (hereinafter called the “Chargee”).

C.	Loan: The Purchaser may apply to a financial institution (hereinafter called the “Purchaser’s Financier”) for a loan on the security of a charge over the Property (hereinafter called the “Purchasers’ Financier’s Charge”) to enable them to complete the purchase of the Property (hereinafter called the “Loan”).

D.	Agreement: The Vendor has agreed to sell and the Purchaser has agreed to purchase the Property which shall include the fixtures and fittings existing on the Property on an “as is where is” basis as at the date of this Agreement free from all encumbrances and with vacant possession upon the terms and subject to the conditions hereinafter appearing.

E.	Vendor’s Solicitors: The Vendor is represented by Messrs Teh & Lee of A-3-3 & A-3-4, Northpoint Offices, Mid Valley City, No. 1, Medan Syed Putra Utara, 59200 Kuala Lumpur (hereinafter called the “Vendor’s Solicitors”).

F.	Purchaser’s Solicitors: The Purchaser is represented by Messrs C.W. Chan & Co of No. 6-3A, Jalan Pandan 2/5, Pandan Jaya, 55100 Kuala Lumpur (hereinafter called the “Purchaser’s Solicitors”).

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NOW THIS AGREEMENT WITNESSETH as follows: -

1.	CONSIDERATION

1.1	Purchase Price: The Vendor hereby agrees to sell and the Purchaser hereby agrees to purchase the Property which shall include the fixtures and fittings existing on the Property as on an “as is where is” basis as at the date of this Agreement free from all claims, charges, liens and encumbrances whatsoever and with vacant possession and the conditions and restrictions in interest (if any) affecting the Individual Title at the total purchase price of Ringgit Malaysia Eighty One Million and Five Hundred Thousand (RM81,500,000.00) only (hereinafter called the “Purchase Price”).

2.	SATISFACTION

2.1	Time and Manner of Payment: The Purchaser shall pay the Purchase Price in the following manner: -

2.1.1	a sum of Ringgit Malaysia One Million Six Hundred Thirty Thousand (RM1,630,000.00) only, being earnest deposit and as part payment of the Purchase Price (hereinafter called the “Earnest Deposit”), already paid by the Purchaser prior to execution of this Agreement herein to the Vendor (the receipt of which the Vendors hereby acknowledge);

2.1.2	a further sum of Ringgit Malaysia Six Million Five Hundred Twenty Thousand (RM6,520,000.00) only, being the balance of the deposit and as part payment of the Purchase Price (hereinafter called as the “Balance Deposit”), shall be paid by the Purchaser to the Vendor upon execution of this Agreement. The Earnest Deposit and Balance Deposit shall collectively be referred as the “Deposit”; and

2.1.3	the balance of the Purchase Price of Ringgit Malaysia Seventy Three Million Three Hundred Fifty Thousand (RM73,350,000.00) only (hereinafter called the “Balance Purchase Price”) payable directly to the Vendor shall be deposited with the Vendor’s Solicitors as stakeholders on or before the expiry of Four (4) months from the date of this Agreement (hereinafter called the “Completion Period”) and shall be released to the Vendor in accordance with the terms and conditions herein stated.

2.2	Extended Completion Period: In the event the Purchaser fails to pay the Balance Purchase Price within the Completion Period, the Completion Period shall be automatically extended for a further period of One (1) month (hereinafter called the “Extended Completion Period”) PROVIDED ALWAYS that the Purchaser shall pay to the Vendor a late payment interest of Eight per centum (8%) per annum on the outstanding balance of the Purchase Price to be calculated on a daily basis for the actual number of days of extension and such interest shall not be construed as liquidated damages.

2.3	Completion Date: It is hereby agreed that the completion of this Agreement shall fall on the date of actual receipt of the Purchase Price and any late payment interest in full by the Vendor (hereinafter called the “Completion Date”).

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3.	ADJUDICATION & PRESENTATION OF THE MEMORANDUM OF TRANSFER

3.1	Transfer Documents: As soon as practicable after execution of this Agreement, the Vendor or the Vendor’s Solicitors, as the case may be, shall deposit with the Purchaser’s Solicitors as stakeholders the following documents: -

3.1.1	a copy of the Individual Title to the Property;

3.1.2	a certified true copy each of the Vendor’s Memorandum and Articles of Association, Form 24, Form 44 and Form 49;

3.1.3	a certified true copy of the directors’ resolution from the Vendor, authorising the Vendor to sell the Property to the Purchaser

3.1.4	a valid and registrable but unstamped memorandum of transfer (hereinafter called the “MOT”) in Form 14A of the National Land Code or such other prescribed statutory form in respect of the Property, duly completed and executed by the Vendor in favour of the Purchaser; and

3.1.5	a certified true copy of the current year quit rent receipt;

3.1.6	a certified true copy of the current period assessment receipt;

3.1.7	the plans, drawings and documents more particularly set out in Schedule A;

3.1.8	certified true copy each of the Vendor’s signatories identity card;

3.1.9	certified true copy of the Vendor’s Members Resolution authorizing the sale of the Property to the Purchaser; and

3.1.10	Vendor’s corporate income tax file reference number.

The above said documents set out in sub-Clauses 3.1.2 to 3.1.6 together with the original Individual Title shall be referred to as the “Transfer Documents”.

3.2	Adjudication: The Purchaser’s Solicitors shall as soon as practicable from the date of this Agreement submit the MOT to the relevant stamp duty authority for the adjudication of the stamp duty payable to facilitate the registration of the MOT in favour of the Purchaser. The Purchaser shall on receipt of the notice of adjudication of the MOT from the stamp office, forthwith pay the amount of stamp duty adjudicated.

3.3	Presentation of the MOT: The Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors, as the case may be, shall within Three (3) Business Days of receipt of the Transfer Documents (or if the MOT has not then been stamped, as soon as the MOT has been stamped), cause the MOT and the Purchaser’s Financier’s Charge in favour of the Purchaser’s Financier to be presented at the relevant land registry for registration in favour of the Purchaser and the Purchaser’s Financier and shall inform the Parties hereto of the date of such presentation.

3A.	PURCHASER’ S DOCUMENTS

3A.1	Purchaser’s Documents: As soon as practicable after execution of this Agreement, the Purchaser or the Purchaser’s Solicitors, as the case may be, shall deposit with the Vendor’s Solicitors the following documents: -

3A.1	a certified true copy of the Purchaser’s Memorandum and Articles of Association, Form 24, Form 44 and Form 49;

3A.2	a certified true copy of the directors’ resolution from the Purchaser, authorising the Purchaser to acquire the Property from the Vendor;

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3A.3	a certified true copy of the Purchaser’s Members Resolution authorizing the acquisition of the Property by the Purchaser;

3A.4	certified true copy each of the Purchaser’s signatories’ identity card; and

3A.5	Purchaser’s corporate income tax file reference number

4.	PURCHASER’ S FINANCIER & REDEMPTION OF THE PROPERTY

4.1	Purchaser’s Financier: In the event that the Purchaser requires financial assistance in the completion of the purchase of the Property, the following shall apply: -

4.1.1	Release of Documents: the Vendor hereby agrees and authorizes the Purchaser’s Solicitors to release the Transfer Documents to the Purchaser’s Financier or the Purchaser’s Financier’s solicitors to enable the MOT and the Purchaser’s Financier ‘s Charge to be registered to facilitate the release of the Loan PROVIDED ALWAYS that the difference between the Loan and the Balance Purchase Price (hereinafter called the “Differential Sum”) shall be firstly paid to the Vendor’s Solicitors as stakeholders who shall only release the same to the Vendor together with the Balance Purchase Price in accordance with Clause 5.1.2 of this Agreement AND the Purchaser’s Financier has deposited with the Vendor’s Solicitors the Purchaser’s Financier’s Undertaking.

4.1.2	Undertaking to Refund: Upon the receipt of the Purchaser’s Financier’s Undertaking, the Vendor shall within Fourteen (14) days thereof provide an undertaking to the Purchaser’s Financier to refund the Loan in the event that the transfer in favour of the Purchaser cannot be registered for any reason whatsoever (hereinafter called the “Vendor’s Undertaking”). Any period of delay from the said Fourteen (14) days to the day the Purchaser’s Solicitors or the Purchaser’s Financier receipt of the said Vendor’s Undertaking shall not be taken into account in the computation of the Completion Period or the Extended Completion Period and no late payment interest pursuant to Clause 2.2 shall be payable Provided That the Differential Sum shall be firstly paid to the Vendor’s Solicitors as stakeholders.

4.2	Purchaser’s Financier’s Undertaking: It is hereby agreed between the Parties that the Purchaser shall as soon as practicable after the date of this Agreement procure the Purchaser’s Financier to issue an irrevocable and unconditional undertaking in writing addressed to the Vendor whereby the Purchaser’s Financier shall undertake to pay the Vendor the Loan towards the payment of the Balance Purchase Price upon presentation of the transfer documents to relevant land authority/office for registration (hereinafter called the “Purchaser’s Financier’s Undertaking”).

4.3	Redemption Statement: The Vendor shall cause the Chargee to forward to the Purchaser’s Financier’ solicitors a redemption statement cum undertaking in favour of the Purchaser’s Financier (hereinafter called the “Redemption Statement cum Undertaking”) within Fourteen (14) days from the date of receipt of the original written request by the Vendor from the Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors, as the case may be, requesting for the Redemption Statement cum Undertaking and notifying the loan sum and the name and address of the branch of the Purchaser’s Financier PROVIDED ALWAYS that the Vendor shall have received the original Purchaser’s Financier’s Undertaking and the Differential Sum. Any period of delay from the said Fourteen (14) days to the day the Purchaser’s Solicitors or the Purchaser’s Financier Solicitors receipt of the said Redemption Statement cum Undertaking shall not be taken into account in the computation of the Completion Period or the Extended Completion Period and late payment interest shall not be chargeable for this period of delay.

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4.4	Security Documents: The Vendor’s Solicitors shall within Twenty One (21) days of the Chargee or the Vendor’s Solicitors receipt of the redemption sum forward the duly executed discharge of charge and duplicate charge (hereinafter called the “Security Documents”) and the original Individual Title to the Property that are in the possession of the Chargee or the Vendor’s Solicitors to the Purchaser’s Solicitors or the Purchaser’s Financier’s Solicitors PROVIDED that the Differential Sum has been received by the Vendor or the Vendor’s Solicitors. Any period of delay from the said Twenty One (21) days to the day of actual receipt by the Purchaser’s Solicitors or the Purchaser’s Financier Solicitors of the Security Documents shall not be taken into account in the computation of the Completion Period or the Extended Completion Period and late payment interest shall not be chargeable for this period of delay.

5.	UTILISATION & RELEASE OF THE BALANCE PURCHASE PRICE

5.1	Utilisation and Release of the Balance Purchase Price: The Vendor’s Solicitors are hereby authorized to utilise the Balance Purchase Price or parts thereof in the following manner: -

5.1.1	pay all outstanding applicable quit rent, assessment, rates, taxes and other outgoings payable in respect of the Property; and

5.1.2	the Balance Purchase Price less such sums paid under Clause 5.1.1, shall be released by the Vendor’s Solicitors to the Vendor on or after Three (3) Business days from the date the MOT has been presented for registration.

6.	DELIVERY OF VACANT POSSESSION

6.1	Delivery of Vacant Possession: Vacant possession of the Property shall be delivered by the Vendor to the Purchaser within Five (5) Business Days from the Vendor’s receipt of the full Balance Purchase Price together with the late payment interest (if any). In the event the Vendor delays delivery of vacant possession to the Purchaser, the Vendor shall pay to the Purchaser interest at Eight per centum (8%) per annum on the full Purchase Price calculated on a daily basis from the day vacant possession ought to be delivered to the date of actual delivery of vacant possession. Provided Always That if delivery of vacant possession is delayed due to the Purchaser’s failure or delay to pay any late payment interest and/or due to the failure of the Purchaser to accept vacant possession for any manner whatsoever (unless due to the fault of the Vendor), then the Vendor’s Solicitors are authorised to release the Balance Purchase Price to the Vendor upon the Vendor delivering the keys of the Property to the Vendor’s Solicitors as stakeholders with authority to the Vendor’s Solicitors to release the keys to the Purchaser only upon full settlement by the Purchaser of any late payment interest. The actual day on which vacant possession is delivered to the Purchaser shall be referred to as the “Date of Vacant Possession”.

6.2	Passing of Risks: Risk to the Property shall pass to the Purchaser only on the Date of Vacant Possession. In the event the said Property is before delivery of vacant possession substantially destroyed or damaged by fire which is beyond the control of the Vendor (except where such fire has been caused by the fault of the Purchaser and/or its agents) so as to be totally unfit for use and the Vendor is unable to rectify or restore the damage within a period of sixty (60) days from the date of destruction and/or damage, whereupon interest on late delivery of vacant possession pursuant to Clause 6.1 shall not apply, then the Purchaser may by notice in writing to the Vendor or the Vendor’s Solicitors terminate this Agreement whereupon the Vendor shall within twenty one (21) days of the receipt of such notice refund to the Purchaser all monies paid under this Agreement. In the event the Vendor fails to refund the said monies within the said twenty one (21) days, the Vendor shall pay interest at the rate of 8% per annum calculated on a daily basis on the sums to be refunded from the day the refund ought to be refunded to the actual day of refund.

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6.3	Condition of Building and Systems: Prior to the execution of this Agreement the Purchaser had carried out due diligence on the said Property including but not limited to a building inspection. The Vendor agrees to at its own cost and expenses, carry out the necessary repairs to rectify those defects which are stated in Page 23 of the Building Inspection Report as at July 2012 prepared by KPH Property Management Services Sdn Bhd which has been reproduce as Schedule B hereof. The Vendor also agrees that the centralised air conditioning system water treatment system, low voltage intake system, fire prevention and/or fighting system, lifts and closed circuit television system will be in working condition and the water leak into podium first floor and roof top will be rectified upon the delivery of vacant possession. The warranty on the waterproof membrane on the roof of the podium held by the Vendor shall be assigned in favour of the Purchaser upon vacant possession provided it is valid, subsisting and capable of assignment.

7.	PURCHASER’S DEFAULT

7.1	Purchaser’s Default: If the Purchaser shall fail to pay the Purchase Price as provided in Clause 2 or fail to perform any of its undertakings covenants and warranties on its part herein to be performed, the Vendor shall be entitled to take action for specific performance of this Agreement at the cost and expense of the Purchaser and/or at the Vendor’s sole discretion to terminate this Agreement at any time thereafter. Upon such termination, the Vendor shall forfeit the Deposit together with any accrued interest as agreed liquidated damages and refund all other sums (if any) paid by the Purchaser towards the Purchase Price free of interest within Fourteen (14) days of such termination. The Purchaser shall at its own costs and expenses (i) to re-deliver vacant possession of the Property in original condition to the Vendor (if the same has been delivered to the Purchaser); (ii) to withdraw all caveats lodged by or on behalf of the Purchaser and/or the Purchaser’s Financier and to forward proof of the withdrawal to the Vendor’s Solicitors, failing which the Purchaser shall indemnify the Vendor for damages, loss and expenses incurred by the Vendor for the removal of these caveats; and (iii) to return the Transfer Documents and the Security Documents to the Vendor with the Vendor’s interest intact (Provided Always that if the MOT has already been adjudicated and stamped then the Purchaser’s Solicitors shall surrender the MOT to the stamp office for cancellation and refund of the stamp duty paid by the Purchaser and thereafter returned the MOT duly cancelled by the stamp office to the Vendor’s Solicitors) whereupon this Agreement shall terminate and be of no further effect and neither parties hereto shall have any claim against the other except for any antecedent breach and thereafter the Vendor shall be at liberty to deal with the Property in such manner as the Vendor shall think fit.

8.	VENDOR’S DEFAULT

8.1	Vendor’s Default: In the event the Vendor fails to complete the sale as set out herein, the Purchaser shall be entitled to terminate this Agreement and to claim an amount equivalent to the Deposit as agreed liquidated damages from the Vendor. In respect of the termination, the following provisions shall further apply:-

8.11	the Vendor shall refund to the Purchaser the Purchase Price or any part thereof which has been paid to the Vendor or the Vendor’s Solicitors free of interest within Twenty One (21) days after receipt of a notice terminating this Agreement. In the event of any delay in the refund as stated herein, the Vendor shall pay interest at the rate of Eight per centum (8%) per annum on the amount to be refunded calculated on a daily basis from the day this refund ought to be made to the day of actual refund; and

8.12	in exchange for such refund, the Purchaser shall at its own costs and expenses (i) to re-deliver vacant possession of the Property in original condition to the Vendor (if the same has been delivered to the Purchaser); (ii) to withdraw all caveats lodged by or on behalf of the Purchaser and/or the Purchaser’s Financier and to forward proof of the withdrawal to the Vendor’s Solicitors, failing which the Purchaser shall indemnify the Vendor for damages, loss and expenses incurred by the Vendor for the removal of these caveats; and (iii) to return the Transfer Documents and the Security Documents to the Vendor with the Vendor’s interest intact (Provided Always that if the MOT has already been adjudicated and stamped then the Purchaser’s Solicitors shall surrender the MOT to the stamp office for cancellation and refund of the stamp duty paid by the Purchaser and thereafter returned the MOT duly cancelled by the stamp office to the Vendor’s Solicitors) whereupon this Agreement shall terminate and be of no further effect and neither parties hereto shall have any claim against the other and thereafter the Vendor shall be at liberty to deal the Property in such manner as the Vendor shall think fit.

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8.2	In the alternative, the Purchaser shall be entitled to sue for specific performance of this Agreement and the cost thereof shall be borne by the Vendor.

9.	REAL PROPERTY GAINS TAX

9.1	Submission of RPGT: The Vendor and the Purchaser hereby expressly agree, covenant and undertake with one another that each of them shall severally cause to be submitted to the Director-General of Inland Revenue Board within Sixty (60) days from the date of this Agreement, all documents or instruments or returns in the prescribed form and furnish and supply all information as may be necessary under the provisions of the Real Property Gains Tax Act, 1976 (as amended) (hereinafter called the “RPGT Act”) in order to procure, obtain or secure the relevant certificate of clearance/exemption from the proper authority in connection with the sale and purchase herein.

9.2	Undertaking to Pay RPGT: The Vendor hereby undertakes to pay real property gains tax in respect of the disposal of the Property (if any) as may be required under the Act and undertakes to indemnify the Purchaser for any losses and damages suffered by the Purchaser from the Vendor’s failure to do so.

10.	APPORTIONMENT OF OUTGOINGS

10.1	Apportionment: All quit rents, rates, taxes, assessments and other outgoings (if any) payable in respect of the Property shall be apportioned between the parties hereto as at the Date of Vacant Possession.

10.2	Change of Name: The Purchaser shall as soon as possible and in any event not later than Thirty (30) days from the Date of Vacant Possession attend to matters relating to the transfer of any supplies such as water and electricity provided or any taxes or assessments to the Property to the Purchaser’s name. Should the Purchaser not attend to the change of name, the Vendor shall be indemnified against all charges or default of payment in respect of all quit rent, assessment rates, taxes, water, electricity, sewerage and all other outgoings as herein stated from the Date of Vacant Possession. In the event the Vendor assisted the Purchaser in name transferring as stated herein, any cost incurred shall be borne by the Purchaser. The parties hereby confirm that the respective solicitors shall hold no responsibility for the compliance of such arrangement.

11.	COMPULSORY ACQUISITION

11.1	Compulsory Acquisition: In the event the Vendor shall receive any notice of any intended compulsory acquisition of the whole or part of the Property by the Government or other Competent Authority prior to the Completion Date, the Vendor shall forthwith notify the Purchaser in writing of such intended acquisition whereupon, the Purchaser shall within Ten (10) days from the Vendor’s notification of the same, have the right to elect either to complete the purchase of the Property or to terminate this Agreement, whereby: -

11.1.1	Election to Terminate: in the event that the Purchaser shall elect to terminate this Agreement, the Purchaser shall notify the Vendor by a written notice to the Vendor whereupon the provisions of Clause 16 shall apply mutatis mutandis;

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11.1.2	Election to Complete: in the event that the Purchaser shall elect to complete the purchase of the Property notwithstanding any acquisition of any part thereof this sale and purchase transaction shall be completed in accordance with the provisions hereof and the Vendor shall render all reasonable assistance and produce such relevant documents at any enquiries reasonably held by acquiring authorities to enable the Purchaser to obtain maximum compensation. In the event any compensation sum is paid to the Vendor, the same shall forthwith be forwarded to the Purchaser.

12.	WARRANTIES

12.1	Vendor’s Warranties: The Vendor hereby warrants to the Purchaser that: -

(a)	all quit rent, rates, assessments, taxes, sewage bills and other outgoings, if any, payable in respect of the Property shall be paid and kept up to date upon the completion of this Agreement;

(b)	a certificate of fitness of occupation has been issued by the relevant authorities for the building erected on the Property;

(c)	that as at the date hereof, the Vendor has not been served with any notice of acquisition of the whole or part of the Property by the Government or other Competent Authority;

(d)	the Vendor has the legal capacity to enter into this Agreement;

(e)	the statements contained in the recitals hereto are true and correct;

(f)	that the Property is insured against fire damage up to an insured amount of RM36,500,000.00 only throughout the duration of this Agreement and that in the event of fire outbreak, and the Purchaser elects to continue with this Agreement without any adjustment on the Purchase Price, the compensation paid out by the insurance company shall inure in the favour of the Purchaser;

(g)	that it shall not during the duration of this Agreement enter into any other tenancy agreements in respect of the Property or any part thereof without prior consent of the Purchaser;

(h)	it is not aware of any outstanding notices of any relevant government authority adversely affecting the Property or road access to the Property up to the date of this Agreement; and

(i)	there are no other encumbrances or any third party interests to the Property apart from that as stated in Recital B.

12.2	Purchaser’s Warranties: The Purchaser hereby represents and warrants and undertakes to the Vendor as follows: -

(a)	that the Purchaser is not aware of any litigation, arbitration or administration proceedings presently current, pending or threatened against the Purchaser as the case may be, which may affect in any way the Purchaser’s ability to perform its obligations under this Agreement or frustrate the completion of the transaction hereunder;

(b)	that there is no winding up proceeding been initiated or pending against the Purchaser;

(c)	the Purchaser has the legal and beneficial right and full power to execute, deliver and perform the terms and conditions of this Agreement;

(d)	the statements contained in the recitals hereto are true and correct and form the basis of this Agreement;

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(e)	that the Purchaser shall indemnify the Vendor and its successors-in-title and assigns for any loss or damage, including, without limitation, attorney’s fees reasonably incurred arising out of any misrepresentation, breach or non-fulfilment of any obligation of the Purchaser under this Agreement;

(f)	the Purchaser hereby irrevocably agrees to indemnify and shall keep the Vendor indemnified against all loss, damage, fines, penalties arising from the Purchaser’s failure and/or late payment of the outgoings after the Date of Vacant Possession; and

(g)	that this Agreement constitutes legal, valid and binding obligations of the Purchaser and are enforceable in accordance with their respective terms.

12.2	Remedy: It is hereby agreed that in the event there is a breach of warranty by either Party hereof, the defaulting Party shall rectify such breach, within Thirty (30) days of notification of the same failing which the innocent Party shall be entitled to terminate this Agreement and upon such termination the provisions of Clause 7 or 8 hereof shall be applicable.

12.3	Subsistence: Notwithstanding the completion of this Agreement, the warranties, undertakings and agreements herein contained shall continue to subsist for as long as the same are applicable up to a maximum of one (1) year from Completion Date.

13.	ACCESS AND INFORMATION

13.1	Access and Information: The Vendor hereby agrees and warrants that it shall give to the Purchaser or its duly authorised agents, representatives or professional advisor full access during normal business hours to inspect the Property and all such information and documents relating to the Property as the Purchaser may reasonably request. In the event that this Agreement is terminated, the Purchaser will keep and cause its agents, representatives, or professional advisor to keep confidential any information (unless readily ascertainable from public information or sources or otherwise required by laws to be disclosed) obtained from the Vendor in connection with this Agreement and will promptly return to the Vendor all documents and other written materials so obtained.

14.	ENTRY OF PRIVATE CAVEAT

14.1	Entry of Private Caveat: The Purchaser shall be entitled to lodge a private caveat on the Property PROVIDED ALWAYS that the Purchaser shall forthwith immediately withdraw such private caveat and render a receipt of such withdrawal to the Vendor’s Solicitors at its own cost and expense in the event this Agreement is lawfully terminated as provided herein. The Purchaser shall indemnify and keep indemnified the Vendor against all cost and expenses incurred in the removal such private caveat.

15.	DEFAULT INTEREST

15.1	Default Interest: Without prejudice to any other right and/or remedy exercisable by either party hereto for the default of the other party, if any party hereto fails to pay any sum herein agreed to be paid within the time period stipulated in this Agreement, the agreed interest at the rate of Eight per centum (8%) per annum (hereinafter called the “Default Rate”) on daily rests will be payable by the defaulting party on such sum from the date of expiry of such stipulated period until the date of payment of such sum.

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16.	TRANSFER NOT REGISTRABLE

16.1	Non registration: In the event that the MOT in respect of the Property cannot be registered in the name of the Purchaser free from all encumbrances for any reason whatsoever not due to fault on the part of the Parties which may be rectified by the Vendor and/or the Purchaser, the Purchaser shall be entitled to terminate this Agreement by giving a written notice of termination to the Vendor or the Vendor’s Solicitors and: -

(a)	thereupon the Vendor shall within Twenty One (21) days from the date of the aforesaid notice of termination refund the Deposit and all monies (if any) paid towards the Purchase Price free from interest paid by the Purchaser under this Agreement. In the event the Vendor fails to make refund of the abovesaid monies to the Purchaser within the said Twenty One (21) days, the Vendor shall pay interest at the rate of Eight per centum (8%) per annum on the said sums from the expiry of the said Twenty One (21) days to the day of actual refund is made to the Purchaser;

(b)	in exchange for such refund, the Purchaser shall at its own costs and expenses (i) to re-deliver vacant possession of the Property in original condition to the Vendor (if the same has been delivered to the Purchaser); (ii) to withdraw all caveats lodged by or on behalf of the Purchaser and/or the Purchaser’s Financier and to forward proof of the withdrawal to the Vendor’s Solicitors, failing which the Purchaser shall indemnify the Vendor for damages, loss and expenses incurred by the Vendor for the removal of these caveats; and (iii) to return the Transfer Documents and the Security Documents to the Vendor with the Vendor’s interest intact (Provided Always that if the MOT has already been adjudicated and stamped then the Purchaser’s Solicitors shall surrender the MOT to the stamp office for cancellation and refund of the stamp duty paid by the Purchaser and thereafter returned the MOT duly cancelled by the stamp office to the Vendor’s Solicitors;

(c)	this Agreement shall be null and void and shall be of no legal effect and neither party hereto shall have any claims against the other except for any antecedent breach and thereafter the Vendor shall be at liberty to deal with the Property in such manner as the Vendor shall think fit.

17.	TIME OF THE ESSENCE

17.1	Time: Time wherever mentioned herein shall be of the essence of this agreement.

18.	COSTS

18.1	Costs: Each party hereto shall bear and pay for his own solicitors’ costs of and incidental to the preparation and execution of this Agreement. The MOT, the adjudication fee, stamp duty and registration fees in respect thereof shall be borne and paid by the Purchaser. All costs and fees pertaining to the discharge of charge, if any, shall be paid by the Vendor.

18.2	Default Costs: If this Agreement shall be required to be enforced through any process of law, the party in default shall pay the other party’s solicitors’ fees (on a solicitor and client basis) and any other fees and expenses incurred in respect of such legal proceedings.

19.	NOTICE

19.1	Notices: Any notice, request or demand required to be served by either party hereto on the other under any of the provisions hereof shall be in writing and shall be deemed to be sufficiently served or made as follows:

(a)	if sent by facsimile or electronic mail when it ought in the ordinary course to have been received by the party to whom it is intended;

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(b)	if sent by post Four (4) days after it is posted; and

(c)	if delivered by hand to the party to be served or its solicitors when receipt of the same is acknowledged by the party to be served or its solicitors on the duplicate of the same.

19.2	Addresses: Any notice, request, consent, demand or other communication to be given to either party shall, if the same is to be posted, be addressed to the party to be served at its address mentioned herein or its solicitors unless any party hereof shall have previously notified the others in writing of any other postal address to which notices, requests, consents, demand or other communication are to be sent in which case the same shall be sent to that address. If the same be sent by fax, telex or cable, it shall be sent to the fax, telex or cable address of the party to whom it is intended.

20.	LAWS

20.1	Governing Laws: This Agreement shall be governed by the laws of Malaysia.

21.	INTERPRETATION

In this Agreement unless there is something in the subject or context inconsistent with such construction or unless it is otherwise expressly provided: -

(a)	words importing the masculine gender shall be deemed to include the feminine and neuter gender;

(b)	words importing the singular number shall include the plural and vice versa;

(c)	words applicable to natural persons only shall include any body or persons firm or partnership corporate or unincorporated;

(d)	where there are two or more persons or parties included or comprised in the expression the “Vendor” or the “Purchaser” the agreements covenants terms and undertakings expressed to be made by or binding upon such persons or parties shall be deemed to be made by or binding upon such persons or parties jointly and severally;

(e)	the headings are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(f)	the words “hereof”, “herein”, “hereon”, “hereinafter” and “hereunder”, and words of similar import, when used in this Agreement, shall, where the context requires or allows, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(g)	where an act is required to be done within a specified number of days after or from a specified date, the period is inclusive of and begins to run from the date so specified;

(h)	a period of a month from the happening of an event or the doing of an act or thing shall be deemed to be inclusive of the day on which the event happens or the act or thing is or is required to be done;

(i)	Any reference to the word “day” in this Agreement shall mean calendar days including Saturday, Sunday and public holidays within the Peninsula of Malaysia;

(j)	Any reference to the words “Business Day” in this Agreement shall mean a day (other than Saturday, Sunday and a public holiday) on which financial institutions licensed under the Banking and Financial Institutions Act, 1989 are opened for business in Kuala Lumpur

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(k)	any reference to “pay”, “receive” or cognate expressions, includes payments made in cash, cheque or by way of bank draft (drawn on a bank licensed to carry on banking business under the provisions of the Banking and Financial Institution Act 1989) or effected through inter-bank transfers to the account of the payee, giving the payee access to immediately available, freely transferable and cleared funds;

(l)	any reference to statutes and rules made thereunder include all amendments which may be enacted from time to time.

22.	SUCCESSORS BOUND

22.1	Binding Effect: This agreement shall be binding upon the Vendor’s successors-in-title and assigns and the Purchaser’s successors-in-title and permitted assigns.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

[EXECUTION PAGE TO FOLLOW IMMEDIATELY]

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IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seal the day and year first above written.

The Vendor

Signed by	)
Tan Sri Dato’ Chua Ma Yu	)
(NRIC No. 520918-01-5329)
for and on behalf of	)
the Vendor	)
in the presence of: -)

The Purchaser

Signed by	)
)
)
For and on behalf of	)
the Purchaser	)
in the presence of: -)

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Schedule A

List of Plans, Drawings and Documents

All relevant, plans, drawings and document including information and documents relating to the Property as stated in Clause 13.1 of the draft Sale and Purchase Agreement.

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Schedule B

List of Defects to be Rectified

Note: All page, section and item number referred to in this Schedule B refers to the corresponding pages, sections and items stated in the Building Inspection Report as at July 2012 prepared by KPH Property Management Services Sdn Bhd.

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DATED THIS DAY OF AUGUST 2, 2012

BETWEEN

CMY ASSETS SDN BHD

(Company No. 224670-U)

AND

PGCG ASSETS HOLDINGS SDN BHD

(Company No. 983271-U)

VENDOR’S SOLICITORS	PURCHASER’S SOLICITORS

TEH & LEE	C.W. CHAN & CO
Advocates & Solicitors	Advocates & Solicitors
A-3-3 & A-3-4, Northpoint Offices	No. 6-3A, Jalan Pandan 2/5
Mid Valley City	Pandan Jaya, 55100 Kuala Lumpur
No. 1, Medan Syed Putra Utara	Tel: 603-9286 1903
59200 Kuala Lumpur	Fax: 603-9286 1895
Tel: 603-2283 2800	[Ref: CW2/PGCG/KL/12 (CMY)
Fax: 603-2283 2500
[Ref: CASB/TLJ/AEL/1171/10/SPA]

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